SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                           The Securities Act of 1934


       Date of Report (Date of earliest event reported) October 26, 1998





                               SIMTEK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




   Colorado                          0-19027                    84-1057605
--------------------------------------------------------------------------------
(State or other                    (Commission               (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)



                      1465 Kelly Johnson Boulevard
                       Colorado Springs, Colorado               80920
                ----------------------------------------       --------
                (Address of principal executive offices)       Zip Code


Registrant's telephone, including area code:  (719) 531-9444

                                 Not applicable
          -----------------------------------------------------------
          Former name or former address, if changed since last report

Item 5: Other Information:

     (1)  The  Registrant   released  the  following  press  release  announcing
financial results for the third quarter of 1998, dated October 26, 1998:

                       SIMTEK ANNOUNCES FINANCIAL RESULTS
                          FOR THE THIRD QUARTER OF 1998

     COLORADO SPRINGS, Colorado - October 26, 1998 -- Simtek Corporation, provider of the world's fastest re-programmable nonvolatile semiconductor memories, announced financial results for the third quarter of 1998 ending September 30, 1998. The company posted a net profit of $17,382 for the third quarter of 1998, compared with a net profit of $166,079 for the third quarter of 1997. Revenues were $1,464,760, down from $1,582,536 for the same quarter in 1997, reflecting lower demand for semiconductor memories, primarily in Japan and other areas of the Far East.

     "We began the year with a strong forecast for worldwide growth, but the uncertain state of various international markets has delayed volume manufacturing of new system products, in turn pushing out requirements for Simtek's nonvolatile memories," stated Douglas Mitchell, Simtek's president and CEO. "We have also experienced some price erosion as a result of weak foreign currencies. During this type of market cycle it is especially important for us to execute well and prepare for the future, so we continue to focus on improving manufacturing efficiencies and developing new products. Meanwhile, we believe Simtek has clearly outperformed many other memory IC suppliers during these difficult times for the industry."

FINANCIAL RESULTS

                                                Three Months ended Sep 30                    Nine Months ended Sep 30
                                                1998                  1997                  1998                 1997
                                                ----                  ----                  ----                 ----
Net Sales                                    $1,464,760            $1,582,536            4,806,039            $4,884,297

Cost of Goods Sold                              843,025               905,393            2,667,625             2,827,961

Gross Margin                                    621,735               677,143            2,138,414             2,056,336

Total selling, general and                      598,906               520,565            1,940,842             1,733,694
administrative expenses

Net Income and Comprehensive Income              17,382               166,079              195,691               363,438

Basic and diluted Earnings per Share               0.00                  0.01                 0.01                  0.01

Dilutive Shares Outstanding                  30,158,405            31,134,065           30,569,049            30,612,018

     Simtek Corporation develops, produces and markets the world's fastest re-programmable nonvolatile semiconductor memories. Information on Simtek products can be obtained from its web page: www.simtek.com; email: info@simtek.com; by calling (719) 531-9444; or fax (719) 531-9481. The company is headquartered in Colorado Springs, Colorado, with international sales and marketing channels. Simtek is listed under the symbol SRAM on the OTC Electronic Bulletin Board.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                              SIMTEK CORPORATION


October 26, 1998                             By: /s/Douglas Mitchell
                                                 -------------------------------
                                                  DOUGLAS MITCHELL
                                                  Chief Executive Officer









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